EXHIBIT 17
<P>
                      RESIGNATION LETTER
<P>
April 26, 2000
<P>
                      I, Richard I. Anslow, hereby resign as an Officer and Director of Segway II Corp., effective immediately.
<P>
    /s/ Richard I. Anslow
    -----------------------
        RICHARD I. ANSLOW